U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2018

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1821 Burdick Expressway W
Minot, North Dakota 58701
(Address of principal executive offices)

701-837-9600
 (Issuer's Telephone Number)

ITEM 5.02.
Departure of Director or Certain Officers; Election of Directors; Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, Elizabeth Colby tendered her resignation from the Board of Directors and as Chief Financial Officer and Secretary of the Company, which resignations were accepted by the Board of Directors at a meeting held March 5, 2018. Ms. Colby was a member of the Company’s Compensation Committee, Audit Committee and Nominating Committee. Ms. Colby’s resignation is not related to any known disagreement with the Company on any matters relating to its operations, policies or practices.

Nichole Bertsch, current operations manager for the Company, has been appointed as Interim Chief Financial Officer and Secretary effective March 5, 2018.

Ms. Bertsch has been employed by the Company since August 2006 and has been the operations manager for the Company since 2009. Ms. Bertsch earned a BS Degree in Management at Minot State University, Minot, North Dakota in December of 2004.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.
(Registrant)
Dated: March 7, 2018

By:
       Gordon Dihle,
       Chief Executive Officer and President

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